Exhibit 99.1

Shea Homes Schedules 2014 Fourth Quarter and Full Year Results Conference Call and Webcast

Walnut, California, February 3, 2015

Shea Homes Limited Partnership (“the Company”), one of America’s largest private homebuilders, will release its 2014 fourth quarter and full year results after the market close of the NYSE on Thursday, February 19, 2015. In conjunction with the earnings release, the Company will host a conference call and broadcast a slide show and audio presentation over the internet on Friday, February 20, 2015 at 1:00 p.m. Eastern time.

What:	Shea Homes Conference Call and Webcast for 2014 Fourth Quarter and Full Year Results

When:	Friday, February 20, 2015 at 1:00 p.m. Eastern time

Where:	http://www.sheahomes.com/investor/ Click on the Webcast link. A replay of the presentation will be available by the end of the day and will be archived for 31 days.

How:	Live via the Internet – log on to the above address. You may listen to the Webcast by using streaming audio or by using the following teleconference number: (866) 318-8617 (domestic) or (617) 399-5136 (international); Passcode: 54131203.

About Shea Homes Limited Partnership

Shea Homes is one of the largest private homebuilders in the nation. Since its founding in 1968, Shea Homes has closed over 94,000 homes. Shea Homes builds homes with quality craftsmanship and designs that fit varied lifestyles and budgets. Over the past several years, Shea Homes has been recognized as a leader in customer satisfaction with a reputation for design, quality and service. For more about Shea Homes and its communities, visit www.sheahomes.com.

Contact: Andrew Parnes, CFO @ 909-594-0954 or andy.parnes@sheahomes.com